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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    _____________

                                       FORM 8-K

                                    CURRENT REPORT



                        Pursuant to Section l3 or l5(d) of the
                           Securities Exchange Act of l934


Date of Report (Date of earliest event reported)  FEBRUARY 6, 1998
                                                  ----------------

                               VISUAL EDGE SYSTEMS INC.
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                (Exact name of registrant as specified in its charter)



        DELAWARE                    0-20995                  13-3778895
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(State or other juris-            (Commission             (I.R.S. Employer
diction of incorporation)         File Number)           Identification No.)



 2424 NORTH FEDERAL HIGHWAY, SUITE 100, BOCA RATON, FL          33431
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(Address of principal executive offices)                     (Zip Code)


                                 (561) 750-7559
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                 (Registrant's telephone number, including area code)

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Item 5.   OTHER EVENTS

     On February 6, 1998, Visual Edge Systems Inc. (the "Company") entered into the First Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of December 31, 1997 (the "First Amendment"), among the Company, Infinity Investors Limited ("Infinity"), Infinity Emerging Opportunities Limited ("Emerging"), Summit Capital Limited (as the transferee of Sandera Partners, L.P. ("Sandera")) and Glacier Capital Limited (as the transferee of Lion Capital Partners, L.P. ("Lion")) (collectively, the "Funds"). The First Amendment amends the Bridge Securities Purchase Agreement, dated as of June 13, 1997 (the "June Bridge Agreement"), among the Company, Infinity, Emerging, Sandera and Lion, as well as certain related documents.

     Pursuant to the First Amendment, the Funds have agreed to convert, as of December 31, 1997, $6.0 million aggregate principal amount of the Company's Convertible Notes (the "Notes") into shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"). The First Amendment eliminated all of the mandatory redemption provisions as they applied to the Preferred Stock under the June Bridge Agreement, though such mandatory redemption provisions are still applicable to the Notes. The Funds have also agreed not to convert any shares of Preferred Stock into shares of the Company's Common Stock (the "Common Stock") prior to March 24, 1998, subject to the ability of the Funds to convert the number of shares of Preferred Stock that would result in the issuance of 50,000 shares of Common Stock, which shares of Common Stock may be sold prior to March 24, 1998. In addition, the "Maximum Conversion Price" (as defined in the First Amendment) at which shares of Preferred Stock are convertible into Common Stock is $6.00, subject to adjustment in certain circumstances.

     The remaining $1.5 million of outstanding Notes held by the Funds have become secured debt pursuant to a Security Agreement, dated as of February 6, 1998 (the "Security Agreement"), between the Company and H.W. Partners, L.P., as agent for and respresentative of the Funds. With respect to such $1.5 million in outstanding Notes, the Funds have been granted a security interest in the collateral described in the Security Agreement, which includes all of the Company's cash deposit accounts, accounts receivable, inventory and equipment and fixtures.

     The Company has issued to the Funds an aggregate of 200,000 warrants (the "New Warrants"), each to purchase one share of Common Stock (collectively, the "New Warrant Shares") at an exercise price equal to $4.00. The New Warrants are exercisable through December 9, 2002 and are redeemable at the option of the Company, commencing January 1, 2000, based on a 20-day minimum closing bid price of the Company's Common Stock, at a redemption price equal to $.10 per share. The New Warrants also contain a "cashless exercise" feature.

     The Company has agreed to file, on or prior to February 12, 1998, a registration statement (the "Registration Statement") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, which will register 439,644 shares of Common Stock previously issued to the Funds or issuable upon conversion of certain warrants owned by the Funds and certain shares of

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Common Stock that would become issuable upon full conversion of the Notes or the
Preferred Stock.

     In connection with the conversion of Notes into Preferred Stock by the Funds, the Company filed in the State of Delaware an Amended and Restated Certificate of Designation on February 6, 1998, which sets forth the designation, preferences and rights of the Preferred Stock.


(c)  Exhibits

     99.1 First Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of December 31, 1997, among the Company, Infinity Investors Limited, Infinity Emerging Opportunities Limited, Summit Capital Limited (as the transferee of Sandera Partners, L.P.) and Glacier Capital Limited (as the transferee of Lion Capital Partners, L.P.)

     99.2 Security Agreement, dated February 6, 1998, between the Company and HW Partners, L.P., as agent for and representative of the Funds

     99.3 Form of Warrant Certificate

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                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            VISUAL EDGE SYSTEMS INC.
                         --------------------------------
                                   (Registrant)


                         By:    /s/ Earl Takefman
                              ---------------------------
                              Earl Takefman
                              Chief Executive Officer



Date:  February 6, 1998

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                                    EXHIBIT INDEX


     NO.

     99.1 First Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of December 31, 1997 among the Company, Infinity Investors Limited, Infinity Emerging Opportunities Limited, Summit Capital Limited (as the transferee of Sandera Partners, L.P.) and Glacier Capital Limited (as the transferee of Lion Capital Partners, L.P.)

     99.2 Security Agreement, dated February 6, 1998, between the Company and HW Partners, L.P., as agent for and representative of the Funds

     99.3 Form of Warrant Certificate